Exhibit 10(i)A(17)

THIRD AGREEMENT AND CONSENT

RELATING TO TAX DISAFFILIATION AGREEMENT

This THIRD AGREEMENT AND CONSENT RELATING TO TAX DISAFFILIATION AGREEMENT is dated as of October 7, 2005 by and among NATIONAL SERVICE INDUSTRIES, INC. (“NSI-Del”), a Delaware corporation, NATIONAL SERVICE INDUSTRIES, INC. (“NSI Enterprises”), a California corporation, (NSI Enterprises and NSI-Del being jointly refereed to herein as “NSI”), and ACUITY BRANDS, INC. (“Spinco”), a Delaware corporation.

RECITALS

A. In connection with the transactions contemplated by the Agreement and Plan of Distribution (the “Distribution Agreement”), dated November 30, 2001, by and between NSI-Del and Spinco, NSI-Del, NSI Enterprises, and Spinco entered into the Tax Disaffiliation Agreement, dated as of November 30, 2001 (the “Agreement”), to set forth their rights and obligations with respect to taxes.

B. The Internal Revenue Service (the “IRS”) has made a written request to NSI-Del to extend until November 30, 2006 the statute of limitations period for assessing additional income tax on federal tax returns made by NSI-Del for the periods ended August 31, 2001 and August 31, 2002 (the “Request for Extension”), a copy of which has been previously furnished to Spinco.

D. Pursuant to Article V of the Agreement, NSI-Del has requested the prior written consent of Spinco to the Request for Extension.

E. The parties hereto are entering into this Third Agreement and Consent Relating to Tax Disaffiliation Agreement (the “Agreement and Consent”) in order to evidence their agreement regarding Spinco’s consent to the Request for Extension.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Spinco hereby consents to the Request for Extension.

2. In the event the IRS audits the federal tax return filed by NSI-Del for the taxable year ended August 31, 2001 and/or the taxable year ended August 31, 2002, NSI agrees that it will pay 100% of the reasonable costs incurred by Spinco in responding to such audits and defending the positions taken in such returns, including, without limitation, the reasonable costs of all accounting firms and law firms retained to locate, collect, and submit documents and otherwise respond to the audits or to represent Spinco in any presentation, hearing, or proceeding related to such returns (the “Spinco Audit Costs”), up to a maximum of $100,000. NSI further agrees to pay one-half of the Spinco Audit Costs in excess of $100,000, provided, however, that NSI’s total share of the Spinco Audit Costs will not exceed $200,000. Except for this cost-sharing arrangement, the rights and responsibilities of the parties remain as set forth in the Agreement, including, without limitation, the cost allocation and payment obligations set forth in Section 3.01(b) of the Agreement with respect to the contest of any denial of any claim for refund.

3. The Agreement shall be read together and shall have the same force and effect as if the provisions of the Agreement and the Agreement and Consent were contained in one document. This Agreement and Consent constitutes the entire agreement of the parties hereto and supersedes all other prior agreements, written or oral, between the parties with respect to the subject matter hereof. The Agreement shall remain in full force and effect in accordance with its terms. Capitalized terms used but not defined in the Agreement and Consent shall have the meanings ascribed to them in the Agreement.

4. The Agreement and Consent may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Consent as of the day and year first above written.

ACUITY BRANDS, INC., a Delaware corporation

By:	/s/ Vernon J. Nagel
Chief Executive Officer

Witness:	/s/ Kenyon W. Murphy
Senior Vice President and General Counsel

NATIONAL SERVICE INDUSTRIES, INC., a Delaware corporation

By:	/s/ Carol E. Morgan
President

Witness:	/s/ K. Gene Laminack
Chief Financial Officer

NATIONAL SERVICE INDUSTRIES, INC., a California corporation

By:	/s/ Carol E. Morgan
President

Witness:	/s/ K. Gene Laminack
Chief Financial Officer